Exhibit 21.01

LIST OF SUBSIDIARIES OF REGISTRANT

GOOGLE INC.

A DELAWARE CORPORATION

Subsidiaries	Jurisdiction

@Last Software, Inc.	Delaware

AdScape Media, Inc.	Delaware

Android, Inc.	Delaware

Applied Semantics, Inc.	California

Bambino Finance Corp.	Delaware

dMarc Broadcasting, Inc.	Delaware

DoubleClick Holding Corp.	Delaware

DoubleClick International Holding LLC	Delaware

DoubleClick Real Property LLC	Delaware

Falk North America, LLC	New York

FeedBurner, Inc.	Delaware

Ganji Inc.	Delaware

Google Affiliate Network Inc.	Illinois

Google Airwaves Inc.	Delaware

Google International LLC	Delaware

Google LLC	Delaware

Google Payment Corp.	Delaware

Google Spectrum Investments Inc.	Delaware

GrandCentral Communication, Inc.	Delaware

Green Border Technologies, Inc.	Delaware

Ignite Logic, Inc.	Delaware

ImageAmerica, Inc.	Missouri

ImageAmerica Aviation, Inc.	Delaware

JASS Inc.	Delaware

JG Productions Inc.	Washington

JotSpot Inc.	Delaware

Kaltix Corporation	Delaware

Klipmart Corporation	Delaware

Liquid Acquisition Corp. 2	Delaware

MessageMedia US/Europe Inc.	Delaware

Neotonic Software Corporation	California

Nevengineering, Inc.	Delaware

Omnisio, Inc.	Delaware

Orkut.com LLC	Delaware

Peakstream, Inc.	Delaware

Subsidiaries	Jurisdiction

Picasa LLC	Delaware

PiFidelity Holding Corporation	Delaware

PiFidelity LLC	Delaware

Postini, Inc.	Delaware

Postini Canada Holding Co.	Delaware

Scott Concepts, LLC	Delaware

Scott Studios, LLC	Delaware

SkillSet LLC	Delaware

The Salinger Group LLC	Delaware

Tonic Systems, Inc.	Delaware

Transformic, Inc.	Delaware

Upstartle, LLC	Delaware

Urchin Software Corporation	Delaware

WebAd Corporation	Delaware

Where2, LLC	Delaware

YouTube, LLC	Delaware

ZipDash, Inc.	Delaware

AdScape Media (Canada), Inc.	Canada

Aegino Limited	Ireland

@Last Software, Ltd.	United Kingdom

At Last Software GmbH	Germany

allPAY GmbH	Germany

bruNET GmbH	Germany

bruNET Holding AG	Germany

bruNET Schweiz GmbH	Switzerland

Digital Advertising and Marketing Limited	United Kingdom

DoubleClick Asia Ltd.	Hong Kong

DoubleClick Australia Pty Ltd	Australia

DoubleClick do Brasil Ltda.	Brazil

DoubleClick España SL	Spain

DoubleClick Europe Limited	United Kingdom

DoubleClick International Advertising Limited	Ireland

DoubleClick International Asia BV	The Netherlands

DoubleClick International Asia Holding NV	Netherlands Antilles

DoubleClick International TechSolutions Limited	Ireland

DoubleClick Internet Ireland Limited	Ireland

DoubleClick Jersey Ltd.	Jersey

DoubleClick Sweden AB	Sweden

DoubleClick Technology Pte. Ltd.	Singapore

Subsidiaries	Jurisdiction

DoubleClick TechSolutions (Beijing) Co. Ltd.	PRC

Endoxon Ltd.	Switzerland

Endoxon (India) Private Ltd.	India

Endoxon (Deutchland) GmbH	Germany

Falk eSolutions GmbH	Switzerland

Falk eSolutions Ltd.	United Kingdom

Falk LLC	Russia

Google (Hong Kong) Limited	Hong Kong

Google Advertising and Marketing Limited	Turkey

Google Argentina S.R.L.	Argentina

Google Australia Pty Ltd.	Australia

Google Austria GmbH	Austria

Google Belgium NV	Belgium

Google Bermuda Limited	Bermuda

Google Bermuda Unlimited	Bermuda

Google Brasil Internet Ltda.	Brazil

Google Canada Corporation	Canada

Google Chile Limitada	Chile

Google Czech Republic s.r.o.	Czech Republic

Google Denmark ApS	Denmark

Google Egypt LLC	Egypt

Google Finland OY	Finland

Google France SarL	France

Google Information Technology Services Limited Liability Company	Hungary

Google FZ LLC	United Arab Emirates

Google Germany GmbH	Germany

Google India Private Limited	India

Google Ireland Holdings	Ireland

Google Ireland Limited	Ireland

Google Israel Ltd.	Israel

Google Italy s.r.l.	Italy

Google Japan Inc.	Japan

Google Korea, LLC.	Korea

Google Limited Liability Company-Google OOO	Russia

Google Mexico S. de R.L. de C.V.	Mexico

Google Netherlands B.V.	The Netherlands

Google Netherlands Holdings B.V.	The Netherlands

Google New Zealand Ltd.	New Zealand

Google Norway AS	Norway

Subsidiaries	Jurisdiction

Google Payment Ltd.	United Kingdom

Google Payment Hong Kong Limited	Hong Kong

Google Payment Singapore Pte. Ltd.	Singapore

Google Poland Sp. z o.o.	Poland

Google Holdings Pte. Ltd.	Singapore

Google Singapore Pte. Ltd.	Singapore

Google South Africa (Proprietary) Limited	South Africa

Google Spain, S.L.	Spain

Google Sweden AB	Sweden

Google Sweden Tecnique AB	Sweden

Google Switzerland GmbH	Switzerland

Google UK Limited	United Kingdom

Jaiku Ltd.	Finland

MessageMedia AB	Sweden

MessageMedia Europe BV	Sweden

MessageMedia GmbH	Germany

Neven Vision KK	Japan

Neven Vision Germany GmbH	Germany

Leonberger Holdings B.V.	The Netherlands

3147015 Nova Scotia Company	Canada

Postini Switzerland GmbH	Switzerland

Postini UK Limited	United Kingdom

Skydocks GmbH	Germany

Tonic Systems Pty. Ltd.	Australia